DESCRIPTION - First Amendment to Credit Agreement between Wells Fargo Bank and Auto-Graphics, Inc. dated May 12, 1997.


FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 23, 1997, by and between AUTOGRAPHICS, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank")

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997, as amended from time to time ("Credit
Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

  1. Section 4. 8 (d) is hereby deleted in its entirety, and the following substituted therefor:

       "(d) EBITDA Coverage Ratio not less than 2.00 to 1.00 as of each fiscal year end and not less than 1.75 to 1.00 as of the end of each fiscal quarter excluding quarter ending 12/31, on a rolling four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expenses (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt."

  2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

  3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

	AUTO-GRAPHICS, INC.			WELLS FARGO BANK,
						NATIONAL ASSOCIATION

      By: Ss/Robert S. Cope               By: Ss/Kirk C. Smith
	Robert S. Cope				Kirk C. Smith
	President				      Vice President